EXHIBIT 10.1
AMENDMENT TO
SHAREHOLDER AGREEMENT
THIS AMENDMENT TO THE SHAREHOLDER AGREEMENT (this “Amendment”), effective as of November 19, 2018 is by and between Spectrum Brands Holdings, Inc., a Delaware corporation (the “Company”), and Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation) (“Jefferies”), a New York corporation.
IN CONSIDERATION of the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:
ARTICLE I
DEFINITIONS
When used herein, the following terms shall have the meanings specified:
1.1 Shareholder Agreement. “Shareholder Agreement” shall mean the Shareholder Agreement dated as of February 24, 2018, and effective as of July 13, 2018, by and between the Company and Jefferies.
1.2 Other Terms. The other capitalized terms used in this Amendment shall have the definitions assigned in the Shareholder Agreement.
ARTICLE II
AMENDMENT TO SHAREHOLDER AGREEMENT
The Shareholder Agreement is hereby amended as follows:
2.1 Jefferies Standstill. The reference to “15%” in Section 2.1(a)(i) of the Shareholder Agreement is hereby replaced by “19.9%”.
2.2 Jefferies Voting Commitment. A new Section 2.6 is hereby added to Article II of the Shareholder Agreement to read as follows:
Voting Commitment. Through the conclusion of the Company’s 2019 Annual Stockholder Meeting (so long as it is held on or prior to September 30, 2019), Leucadia agrees to, and agrees to cause each of its Affiliates to, cause each Voting Security Beneficially Owned by it or such Affiliates (including, for the avoidance of doubt, Beneficial Ownership of any Voting Securities acquired after the date of this Agreement) to be present for quorum purposes and to be voted (including, if applicable, through the execution of one or more written consents if the stockholders of the Company are requested to vote through the execution of written consents in lieu of any annual or special meeting of the stockholders of the Company): (a) in favor of all those Persons nominated to serve as directors of the Company by the Board or any committee thereof, (b) against the election of any directors that have not been nominated by the Board or any committee thereof, (c)

in favor of the Company’s “say-on-pay” proposal, and (d) in accordance with the Board’s recommendation with respect to auditor ratification proposals.
ARTICLE III
MISCELLANEOUS
3.1 No Other Amendment. Except to the extent the Shareholder Agreement is modified by this Amendment, the remaining terms and conditions of the Shareholder Agreement shall remain unmodified and in full force and effect.
3.2 Governing Law. This Amendment and any claim, controversy or dispute arising under or related thereto, the relationship of the parties hereto, and/or the interpretation and enforcement of the rights and duties of the parties hereto, whether arising at law or in equity, in contract, tort or otherwise, will be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without regard to its rules regarding conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
3.3 Counterparts. This Amendment may be executed in two or more counterparts, each of which when executed will be deemed to be an original, and all of which together will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of this Amendment, facsimile signatures or signatures by other electronic form of transfer will be deemed originals.
3.4 Severability. If any term or other provision of this Amendment is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy by a court of competent jurisdiction, all other conditions and provisions of this Amendment will nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this Amendment are fulfilled to the extent possible.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.
SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Ehsan Zargar
Name:	Ehsan Zargar
Title:	Executive Vice President, General Counsel & Corporate Secretary

JEFFERIES FINANCIAL GROUP INC.

By:	/s/ Michael J. Sharp
Name:	Michael J. Sharp
Title:	Executive Vice President and General Counsel